SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 14, 2005

                            Enterasys Networks, Inc.


               (Exact Name of Registrant as Specified in Charter)



          Delaware                      1-10228               04-2797263
(State of Other Jurisdiction        (Commission File         (IRS Employer
       Incorporation)                    Number)           Identification No.)


                                50 Minuteman Road
                                Andover, MA 01810

               (Address of Principal Executive Office) (Zip Code)

       Registrant's telephone number, including area code: (978) 684-1000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 220.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On January 14, 2005, Enterasys Networks, Inc. ("Enterasys") issued a press release announcing a workforce reduction of approximately 115 positions, affecting all areas of the company. The press release indicated that the Company estimates the reduction, which is expected to be substantially complete in the first quarter of 2005, will reduce annual salaries and related expenses by approximately $9.5 million. Enterasys expects to record severance charges in the fourth quarter of 2004 and the first quarter of 2005 totaling approximately $3.5 to $3.8 million.



ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

99.1 Press Release dated January 14, 2005.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    ENTERASYS NETWORKS, INC.


Date: January 14, 2005                              By: /s/ Richard S. Haak, Jr.
                                                        ------------------------
                                                        Richard S. Haak, Jr.
                                                        Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit 99.1 Press Release dated January 14, 2005.